UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

May 23, 2012

QUALITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

CALIFORNIA	001-12537	95-2888568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18111 Von Karman, Suite 700

Irvine, California 92612

(Address of Principal Executive Offices)

(949) 255-2600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Director

On May 24, 2012, the Board of Directors (the “Board”) of Quality Systems, Inc. (the “Company”) appointed Mr. Lance Rosenzweig to fill a vacancy on the Board. Mr. Rosenzweig has also been appointed to serve on the Transaction Committee of the Board.

As a non-employee director, Mr. Rosenzweig will participate in the Company’s 2012 Director Compensation Program and will enter into a restricted stock unit agreement with the Company, which will be substantially consistent with the Company’s form of Restricted Stock Unit Agreement. Mr. Rosenzweig will receive a pro-ration of the annual director compensation based on the number of months he will serve until the Company’s 2012 Annual Shareholders’ Meeting. If Mr. Rosenzweig is re-elected by the shareholders at the 2012 Annual Shareholders’ Meeting, he will participate in the Company’s 2013 Director Compensation Program described in Exhibit 10.3 to this Form 8-K, which is incorporated herein by reference. The Company will enter into an indemnification agreement with Mr. Rosenzweig, which will be substantially consistent with the Company’s form of Second Amended and Restated Indemnification Agreement. The 2012 Director Compensation Program is filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on June 1, 2011, and is incorporated herein by reference. The form of Restricted Stock Unit Agreement is filed with the SEC as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 15, 2011, and is incorporated herein by reference. The form of Second Amended and Restated Indemnification Agreement is filed with the SEC as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 2, 2010, and is incorporated herein by reference.

Rosenzweig is founder and chief executive officer of 24/7 Card, a provider of pre-paid debit and remit cards. Prior to founding 24/7 Card in 2010, Rosenzweig founded and served as chairman of the board of PeopleSupport, Inc., a business process outsourcing company with operations in the Philippines and Costa Rica, since its inception in 1998. He also served as PeopleSupport’s chief executive officer from March 2002 until the company’s sale in 2008. From 1993 to 1997, Rosenzweig was a founder, chairman of the board and president of Newcastle Group, a privately held plastics manufacturing company. He was also a founder of Unisite, a privately held wireless cell site management company. Prior to 1993, Rosenzweig was a divisional vice president at GE Capital; a vice president in the investment banking group of Dean Witter (now Morgan Stanley); a vice president in the investment banking group of Capel Court Pacific, an Australian investment banking firm; and a corporate planning manager of Jefferson Smurfit Group, a multinational packaging company. Rosenzweig, 49, has a Master’s degree in business administration from Northwestern University’s Kellogg School of Management and a Bachelor of Science degree in industrial engineering, with Tau Beta Pi honors, from Northwestern University.

There are no transactions between Mr. Rosenzweig and the Company that would be reportable under Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Rosenzweig’s appointment and the quarterly dividend is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(e) Officer and Director Compensation

On May 23, 2012, the Compensation Committee of the Company approved:

•

the 2013 Compensation Program for the Company’s key personnel, including its named executive officers, for the fiscal year ending March 31, 2013. The 2013 Compensation Program includes new cash salary levels and both non-equity and equity incentive compensation components for the Company’s named executive officers, and is described in Exhibit 10.1 to this Form 8-K which is incorporated herein by reference; and

•

cash and equity bonus determinations under the Company’s 2012 Compensation Program for the fiscal year ended March 31, 2012. The bonus determinations for the Company’s chief executive officer, chief financial officer and named executive officers are described in Exhibit 10.2 to this Form 8-K which is incorporated herein by reference.

On May 24, 2012, the Compensation Committee recommended to the Board, and the Board subsequently approved, the 2013 Director Compensation Program which goes into effect on the date of the Company’s 2012 Annual Shareholders’ Meeting. The 2013 Director Compensation Program is described in Exhibit 10.3 to this Form 8-K which is incorporated herein by reference.

Item 8.01	Other Events.

Quarterly Dividend

On May 24, 2012, the Board declared a quarterly cash dividend of $0.175 per share on the Company’s outstanding shares of common stock, payable to shareholders of record as of June 15, 2012 with an anticipated distribution date on or about July 3, 2012. The $0.175 dividend is consistent with the Company’s current policy to pay a regular dividend on the Company’s outstanding shares of common stock each fiscal quarter subject to the Board’s review and approval.

A copy of the press release announcing Mr. Rosenzweig’s appointment and the quarterly dividend is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Description of 2013 Compensation Program

10.2	Cash and Equity Bonus Determinations under 2012 Compensation Program

10.3	2013 Director Compensation Program

99.1	Press Release dated May 30, 2012 of Quality Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2012

QUALITY SYSTEMS, INC.

By:	/s/ JAMES J. SULLIVAN
James J. Sullivan
Executive Vice President, General Counsel and Secretary

EXHIBITS ATTACHED TO THIS REPORT ON FORM 8-K

Exhibit No.	Description

10.1	Description of 2013 Compensation Program

10.2	Cash and Equity Bonus Determinations under 2012 Compensation Program

10.3	2013 Director Compensation Program

99.1	Press Release dated May 30, 2012 of Quality Systems, Inc.